Exhibit 15.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-111310) of Elron Electronic Industries Ltd. of our reports dated March 6, 2006 and February 18, 2005 relating to the consolidated financial statements of Oncura Inc, of which our reports (excluding the related financial statements) are included in the Elron Electronic Industries Ltd. Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 26, 2006